Exhibit 10.40
PHH CORPORATION
RESTRICTED STOCK UNIT
AWARD NOTICE
Accelerated Vesting Schedule Modification
On June 28, 2005, PHH Corporation (the “Company”) awarded you Restricted Stock Units. A portion of those Restricted Stock Units would be subject to accelerated vesting on June 28, 2006, if the Company achieves certain targets for net income growth and return on equity for fiscal year 2005. However, due to the changes in the Company’s business during fiscal year 2005, the Compensation Committee has modified the accelerated vesting targets for 2005 as set forth below. This document constitutes part of and is subject to the terms and provisions of the Award Notice, the PHH Corporation Restricted Stock Unit Award Agreement (the “Agreement”), and the PHH Corporation 2005 Equity Incentive Plan (the “Plan”). The terms used but not defined in this modification shall have the meanings set forth in the Award Notice, the Agreement, or the Plan.

Grantee:	[Name]
[Address]

Participant #:	[Social Security Number]

Grant Date:	June 28, 2005

Number of Restricted Stock Units:	[ ]

Performance Goals for Accelerated Vesting:

Modified Vesting Schedule:	Accelerated Vesting Date: June 28, 2006
25% of the Restricted Stock Units shall become vested on June 28, 2006, if the Company achieves 100% of its target (Pre-Tax Income After Minority Interest, excluding spin-off related expenses, equal to [***]) for the 2005 fiscal year.
All of the terms and conditions of the Restricted Stock Unit Award Notice except those modified above, remain in full force and effect.

PHH CORPORATION

By:

Name:
Title:
Date: November , 2005
RETAIN THIS MODIFICATION, YOUR NOTIFICATION AND YOUR AWARD AGREEMENT WITH YOUR IMPORTANT DOCUMENTS AS A RECORD OF THIS AWARD.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.